Exhibit 99.1

CONTACTS:

Tim Perrott	Danny Jovic
Investor Relations	Media Relations
561-438-4629	561-438-1594
Tim.Perrott@theodpcorp.com	Danny.Jovic@officedepot.com

The ODP Corporation Announces Common Stock Repurchase from HG Vora

Following the transaction, HG Vora will continue to own 3 million shares, or approximately 7.9% of the Company’s outstanding common stock, and maintain representation on ODP’s Board of Directors

Boca Raton, Fla., March 1X, 2023 – The ODP Corporation (“ODP,” or the “Company”) (NASDAQ:ODP), a leading provider of business services, products and digital workplace technology solutions to businesses and consumers, today announced that it has agreed to repurchase 2 million shares of common stock of the Company from HG Vora Special Opportunities Master Fund, Ltd. (“HG Vora”), at a price per share equal to $44.55, for a total purchase price of approximately $89.1 million. The Company anticipates borrowing under its asset-based lending facility to finance the transaction. ODP’s Board of Director’s authorized the transaction as part of ODP’s existing $1 billion share buy-back plan that was previously announced on November 2, 2022. Following the transaction, ODP expects to continue its share repurchases under such share buy-back plan, subject to a variety of factors including market conditions, regulatory requirements, and other corporate considerations.

“HG Vora continues to be a valuable shareholder, and Marcus Dunlop will continue to serve as a member of ODP’s Board of Directors,” said Gerry Smith, chief executive officer of The ODP Corporation. “Our decision to repurchase our shares through this transaction is consistent with our Board’s stated intent and focus on returning capital to shareholders and accelerates our plans under our long-term share buyback program.”

”We remain enthusiastic about our ongoing relationship with ODP, both as a shareholder and as a member of the Board of Directors,” said Marcus Dunlop, partner at HG Vora and ODP Board member. “We are confident in ODP’s future as it continues to execute upon its four-business unit strategy and prudently deploys capital.”

Prior to the transaction, HG Vora owned 5 million shares, or approximately 12.4% of the Company’s outstanding common stock based on the previously disclosed outstanding shares of common stock of the Company as of February 22, 2023. Following the transaction, HG Vora will own 3 million shares, or approximately 7.9% of the Company’s outstanding shares of common stock, based on the outstanding shares as of February 22, 2023 (giving effect to the transaction).

About The ODP Corporation

The ODP Corporation (NASDAQ:ODP) is a leading provider of products and services through an integrated business-to-business (B2B) distribution platform and omnichannel presence, which includes world-class supply chain and distribution operations, dedicated sales professionals, a B2B digital procurement solution, online presence and a network of Office Depot and OfficeMax retail stores. Through its operating companies Office Depot, LLC; ODP Business Solutions, LLC; Veyer, LLC; and Varis, LLC, The ODP Corporation empowers every business, professional, and consumer to achieve more every day. For more information, visit theodpcorp.com.

ODP and ODP Business Solutions are trademarks of ODP Business Solutions, LLC. Office Depot is a trademark of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. Veyer is a trademark of Veyer, LLC. Varis is a trademark of Varis, LLC. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, the potential impacts on our business due to the unknown severity and duration of the COVID-19 pandemic, or state other information relating to, among other things, the Company, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “expectations”, “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, highly competitive office products market and failure to differentiate the Company from other office supply resellers or respond to decline in general office supplies sales or to shifting consumer demands; competitive pressures on the Company’s sales and pricing; the risk that the Company is unable to transform the business into a service-driven, B2B platform that such a strategy will not result in the benefits anticipated; the risk that the Company will not be able to achieve the expected benefits of its strategic plans, including its strategic shift to maintain all of its businesses under common ownership; the risk that the Company may not be able to realize the anticipated benefits of acquisitions due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance; the risk that the Company is unable to successfully maintain a relevant omni-channel experience for its customers; the risk that the Company is unable to execute the Maximize B2B Restructuring Plan successfully or that such plan will not result in the benefits anticipated; failure to effectively manage the Company’s real estate portfolio; loss of business with government entities, purchasing consortiums, and sole- or limited- source distribution arrangements; failure to attract and retain qualified personnel, including employees in stores, service centers, distribution centers, field and corporate offices and executive management, and the inability to keep supply of skills and resources in balance with customer demand; failure to execute effective advertising efforts and maintain the Company’s reputation and brand at a high level; disruptions in computer systems, including delivery of technology services; breach of information technology systems affecting reputation, business partner and customer relationships and operations and resulting in high costs and lost revenue; unanticipated downturns in business relationships with customers or terms with the suppliers, third-party vendors and business partners; disruption of global sourcing activities, evolving foreign trade policy (including tariffs imposed on certain foreign made goods); exclusive Office Depot branded products are subject to additional product, supply chain and legal risks; product safety and quality concerns of manufacturers’ branded products and services and Office Depot private branded products; covenants in the credit facility; general disruption in the credit markets; incurrence of significant impairment charges; retained responsibility for liabilities of acquired companies; fluctuation in quarterly operating results due to seasonality of the Company’s business; changes in tax laws in jurisdictions where the Company operates; increases in wage and benefit costs and changes in labor regulations; changes in the regulatory environment, legal compliance risks and violations of the U.S. Foreign Corrupt Practices Act and other worldwide anti-bribery laws; volatility in the Company’s common stock price; changes in or the elimination of the payment of cash dividends on Company common stock; macroeconomic conditions such as future declines in business or consumer spending; increases in fuel and other commodity prices and the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; catastrophic events, including the impact of weather events on the Company’s business; the discouragement of lawsuits by shareholders against the Company and its directors and officers as a result of the exclusive forum selection of the Court of Chancery, the federal district court for the District of Delaware or other Delaware state courts by the Company as the sole and exclusive forum for such lawsuits; and the impact of the COVID-19 pandemic on the Company’s business. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statements.